EXHIBIT 99.48
                                                                   -------------

                                  NEWS RELEASE
                                  ------------


For Immediate Release                              Contacts:
                             Tom McGraw, Chief Executive Officer (650) 875-4864 Dave Curtis, Chief Financial Officer (650) 875-4862


         FNB Bancorp (Bulletin Board: FNBG), parent company of First National Bank of Northern California, today announced operating earnings for the first quarter of 2007 of $1,459,000 or $0.50 per diluted share, compared to $2,448,000 or $0.84 per diluted share for the first quarter of 2006. Results for the first quarter of 2006 included a non-recurring pretax gain on sale of Pacific Coast Banker's Bank stock of $1,348,000. Total consolidated assets as of March 31, 2007 were $614,987,000 compared to $562,873,000 as of March 31, 2006. Certain amounts reported for 2006 have been reclassified to conform to the March 31, 2007 presentation. The reclassifications had no effect on Net Earnings or Total Stockholders' Equity.


Financial Highlights: First quarter, 2007
Consolidated Statement of Earnings
(in `000s except earnings per share amounts)


                                                 Three              Three
                                             months ended        months ended
                                            March 31, 2007      March 31, 2006
                                            --------------      --------------
Interest income                             $        9,904      $        8,837
Interest expense                                     3,086               1,951
                                            --------------      --------------
     Net Interest Income                             6,818               6,886
Provision for loan losses                             (150)               (193)
Non-interest income                                  1,004               2,316
Non-interest expense                                 5,758               5,486
                                            --------------      --------------
     Income before income taxes                      1,914               3,523
Provision for income taxes                            (455)             (1,075)
                                            --------------      --------------
     Net Earnings                           $        1,459      $        2,448
                                            ==============      ==============

Basic earnings per share                    $         0.51      $         0.86
Diluted earnings per share                  $         0.50      $         0.84


Average assets                              $      596,026      $      561,555
Average equity                              $       62,592      $       56,583
Return on average assets                              0.98%               1.74%
Return on average equity                              9.32%              17.31%
Efficiency ratio                                        74%                 60%
Net interest margin                                   5.12%               5.51%
Average number of shares outstanding                 2,853               2,837
Average diluted shares outstanding                   2,893               2,908


Consolidated Balance Sheets
(In `000s)

                                                           As of               As of
                                                      March 31, 2007      March 31, 2006
                                                      --------------      --------------
     Assets
Cash and cash equivalents                             $       40,151      $       43,833
Securities available for sale                                 90,679             121,295
 Loans, net                                                  440,487             357,167
 Premises, equipment and leasehold improvements               13,723              12,361
 Goodwill                                                      1,841               1,841
 Other assets                                                 28,106              26,506
                                                      --------------      --------------
     Total assets                                     $      614,987      $      563,003
                                                      ==============      ==============

     Liabilities and stockholders' equity:
Deposits:
Demand and NOW                                        $      183,448      $      180,996
Savings and money market                                     187,284             177,601
Time                                                         143,805             139,487
                                                      --------------      --------------
     Total deposits                                          541,537             498,084
Federal Home Loan Bank advances                               30,000                  --
Accrued expenses and other liabilities                         7,744               7,983
                                                      --------------      --------------
     Total liabilities                                       552,281             506,067
Stockholders' equity                                          62,706              56,936
                                                      --------------      --------------
     Total liabilities and stockholders' equity       $      614,987      $      563,003
                                                      ==============      ==============


         "Our operating results during the first quarter of 2007 reflect the difficult deposit gathering environment in which we operate. We have been able to grow our total deposits by $43,453,000 or 8.7% year over year, yet our demand and NOW deposit balances have showed a slower growth rate of 1.4%. Net loans increased $83,450,000 year over year, however our net interest income declined by $68,000. The rate of increase in our funding costs has been higher than the increase in rates earned on our interest earning assets which has negatively affected our net interest margin. Our increased non-interest expenses year over year were primarily the result of increased marketing expenditures and increased technology expenses designed to reduce future computer maintenance costs while giving the Company the ability to scale our processing capability," stated Tom McGraw, Chief Executive Officer.

         "During 2007, we expect to be able to provide our customers with the latest in technology driven products, including a merchant remote capture product. We are committed to providing our customers the products they need coupled with exemplary customer service. Our challenge during the year ahead is to identify innovative ways to expand our business, manage the growth in our noninterest expenses and provide a superior level of customer service," noted Mr. McGraw.


         Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.